UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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THE MEN’S WEARHOUSE, INC.

(Name of Registrant as Specified In Its Charter)

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THE MEN’S WEARHOUSE, INC.
6380 Rogerdale Road
Houston, Texas 77072-1624

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 23, 2009

Notice is hereby given that the Annual Meeting of the Shareholders of The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), will be held at 11:00 a.m., Pacific daylight time, on Tuesday, June 23, 2009, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California, for the following purposes:

(1) To elect eight directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

(2) To ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal 2009; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” the nominees for director listed in the proxy statement and accompanying proxy card and “FOR” the proposal to ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal 2009. The holders of record of the Company’s common stock, $.01 par value per share, at the close of business on May 6, 2009, will be entitled to vote at the meeting and any adjournment(s) thereof.

You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. If you attend the meeting you can vote either in person or by your proxy. If you wish to attend the meeting in person and you are a registered owner of shares of stock on the record date, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares as of the record date that are held for your benefit by a bank, broker or other nominee, in addition to the picture identification, you will need proof of ownership of our common stock on the record date to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker or other nominee holder that shows that you were an owner on the record date are examples of proof of ownership.

By Order of the Board of Directors

Michael W. Conlon
Secretary

May 22, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 23, 2009

The accompanying proxy statement, a form of proxy card and a copy of our 2008 Annual Report to Shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=109554&p=irol-sec.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS

THE MEN’S WEARHOUSE, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 23, 2009

This proxy statement is furnished to the shareholders of The Men’s Wearhouse, Inc. (the “Company”), whose principal executive offices are located at 6380 Rogerdale Road, Houston, Texas 77072-1624, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m., Pacific daylight time, on Tuesday, June 23, 2009, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California, or any adjournment(s) thereof (the “Annual Meeting”).

The Annual Meeting will be held: (1) to elect eight directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; (2) to ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal 2009 and (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. The Board of Directors recommends a vote “FOR” the nominees for director listed in the proxy statement and accompanying proxy card and “FOR” the ratification of the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal 2009. Therefore, if a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted “FOR” the nominees for director listed therein and “FOR” the ratification of the appointment of the firm of Deloitte & Touche LLP. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to us at or prior to the meeting.

This proxy statement is being mailed on or about May 22, 2009, to the holders of record of our common stock, $.01 par value per share (the “Common Stock”), on May 6, 2009 (the “Record Date”). At the close of business on the Record Date, there were outstanding and entitled to vote 52,096,477 shares of Common Stock, and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting.

The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against a proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will reduce the number of votes received by, but otherwise will have no effect on the results of the election of, those directors for whom authority to vote is withheld because our bylaws provide that directors are elected by a plurality of the votes cast.

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting who vote for or against or expressly abstain with respect thereto is required to ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal 2009.

ELECTION OF DIRECTORS

At the Annual Meeting, eight directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

The following persons have been nominated to fill the eight positions to be elected by the shareholders. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Nominating and Corporate Governance Committee.

			Director
Name	Age	Position with the Company	Since

George Zimmer	60	Chairman of the Board and Chief Executive Officer	1974
David H. Edwab	54	Vice Chairman of the Board	1991
Rinaldo S. Brutoco	62	Director	1992
Michael L. Ray, Ph.D.	70	Director	1992
Sheldon I. Stein	55	Director	1995
Deepak Chopra, M.D.	62	Director	2004
William B. Sechrest	66	Director	2004
Larry R. Katzen	63	Director	2007

George Zimmer co-founded The Men’s Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. George Zimmer served as President from 1974 until February 1997 and has served as Chief Executive Officer of the Company since 1991. Mr. Zimmer is also a director of Apollo Group, Inc.

David H. Edwab joined the Company in February 1991 and was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. In February 1993, he was elected Chief Operating Officer of the Company. In February 1997, Mr. Edwab was elected President of the Company. He was elected as a director of the Company in 1991. In November 2000, Mr. Edwab joined Bear, Stearns & Co. Inc. (“Bear Stearns”) as a Senior Managing Director and Head of the Retail Group in the Investment Banking Department of Bear Stearns. Accordingly, Mr. Edwab resigned as President of the Company and was then named Vice Chairman of the Board. In February 2002, Mr. Edwab re-joined the Company and continues to serve as Vice Chairman of the Board. Mr. Edwab is a director of New York & Company, Inc. and Vitamin Shoppe Industries Inc.

Rinaldo S. Brutoco has been since January 2000, President and Chief Executive Officer of ShangriLa Consulting, Inc. ShangriLa Consulting, Inc. is affiliated with the ShangriLa Group, a privately held consulting and merchant banking concern.

Michael L. Ray, Ph.D. has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy — Banc One Corporation Professor of Creativity and Innovation and of Marketing Emeritus at Stanford University’s Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and has served as a private consultant to numerous companies since 1967.

Sheldon I. Stein joined Merrill Lynch & Co. as a Managing Director and Vice Chairman of Investment Banking in March 2008. Before joining Merrill Lynch, Mr. Stein had been with Bear Stearns since August 1986, most recently as a Senior Managing Director running Bear Stearns’ Southwest Investment Banking Group.

Deepak Chopra, M.D. is the Chairman and founder of The Chopra Center for Well Being, which was established by Dr. Chopra in 1995 and offers training programs in mind-body medicine. Dr. Chopra is the author of more than 50 books in both the fiction and non-fiction categories. Dr. Chopra is a fellow of the American College of Physicians and a member of the American Association of Clinical Endocrinologists, Adjunct Professor at Kellogg School of Management and Senior Scientist with The Gallup Organization.

William B. Sechrest joined the law firm of Shartsis Friese LLP as “of counsel” in January 2007. Prior thereto, Mr. Sechrest was a founder and had been for more than five years a shareholder of Winstead Sechrest & Minick P.C., a law firm. Mr. Sechrest is a member of the American College of Real Estate Lawyers.

Larry R. Katzen was a partner with Arthur Andersen from 1978-2002, including Managing Partner, Great Plains Region, from 1998-2002 and Managing Partner, St. Louis office, from 1993-2002.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of the Board of Directors to enhance the long-term value of the Company for our shareholders. In exercising its authority to direct, the Board recognizes that the long-term interests of our shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities and society as a whole. To assist the Board in fulfilling its responsibilities, it has adopted certain Corporate Governance Guidelines (the “Guidelines”). As contemplated by the Guidelines, the Board of Directors has regular executive sessions where non-management directors meet without management participation. The director designated by the Board as the Lead Director is the presiding director for each executive session.

Director Qualifications

As set forth in the Guidelines, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and the applicable rules of the New York Stock Exchange. In addition, at least two-thirds in number (if two-thirds is not a whole number then at least the nearest whole number to two-thirds that is less than two-thirds) of the directors shall meet the following qualifications:

•	shall not have been employed by us as an executive officer in the past ten years.

•	is not an executive officer or director, or a person serving in a similar capacity with, nor an owner of more than 1% of the equity of, a significant customer, supplier or service provider to us. For purposes hereof, significant shall mean circumstances where during the past fiscal year the business with the customer, supplier or service provider equaled or exceeded either 1% of the revenue thereof or 1% of our revenue.

•	is not personally the accountant, lawyer or financial advisor for compensation to any of our executive officers.

•	is not a trustee, director or officer of any charitable organization that received contributions during the past fiscal year aggregating $100,000 or more from us.

•	has not within the last three years engaged in a transaction with us required to be disclosed in our proxy statement pursuant to Subpart 229.400 of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission.

•	is not a father, mother, wife, husband, daughter, son, father-in-law, mother-in-law, daughter-in-law or son-in-law of a person who would not meet the foregoing qualifications.

A director shall not serve on more than four boards of directors of publicly-held companies (including our Board of Directors) unless the full Board determines that such service does not impair the director’s performance of his or her duties to the Company. A person shall not stand for election upon reaching the age of 75. Directors are expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee and will be expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets our requirements for service on the Board of Directors. The Board believes that directors should be shareholders and have a financial stake in the Company and, therefore, the Board has recommended that directors develop an ownership position in the Company equal to at least $200,000 by fiscal year end 2010 and new directors hold such amount within three years of becoming a director. The Nominating and Corporate Governance

Committee of the Board may establish from time to time additional qualifications for directors, taking into account the composition and expertise of the entire Board.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Board of Directors Independence

The Board of Directors has affirmatively determined that all members of the Board, with the exception of Messrs. Zimmer and Edwab, are independent in accordance with New York Stock Exchange Listing Standards and have no current material relationship with the Company, except as a director.

Lead Director

The Board of Directors has appointed Mr. Sechrest to act as Lead Director. In his capacity as Lead Director, Mr. Sechrest consults regularly with the Chairman and Chief Executive Officer and other members of management, works with the Chairman and Chief Executive Officer in preparing the agenda for Board meetings and chairs the executive sessions of the Board.

Attendance at the Annual Meeting of Shareholders

Our Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend our Annual Meeting of Shareholders. All of the eight directors attended the 2008 Annual Meeting of Shareholders.

Communications with the Company

Any shareholder or other interested party wishing to send written communications to any one or more members or Committees of our Board of Directors, including the Lead Director or other non-management directors, may do so by sending them in care of Investor Relations at 6380 Rogerdale Road, Houston, Texas 77072-1624. All such communications will be forwarded to the intended recipient(s).

Investor Information

To obtain a printed copy of our Code of Business Conduct, Code of Ethics for Senior Management, Corporate Governance Guidelines or charters for the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors, send a request to us in care of Investor Relations at 6380 Rogerdale Road, Houston, Texas 77072-1624. This material may also be obtained from our website at www.menswearhouse.com under Corporate Governance.

Committees of the Board of Directors and Meeting Attendance

During the fiscal year ended January 31, 2009, the Board of Directors held four meetings.

The Board of Directors has an Audit Committee that operates under a written charter. The Audit Committee is comprised of Messrs. Sechrest (Chair), Brutoco and Katzen. The Board has affirmatively determined that all members of the Audit Committee are independent in accordance with the New York Stock Exchange Listing

Standards and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and that Messrs. Brutoco and Katzen are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee reviews our financial information, accounting policies and internal controls, reviews with our independent registered public accounting firm the plan, scope and results of the annual audit of our financial statements, reviews and discusses our annual and quarterly financial statements with management and our independent registered public accounting firm, and selects our independent registered public accounting firm and approves in advance all audit and non-audit engagements of such independent registered public accounting firm. The Audit Committee’s responsibilities to the Board of Directors are detailed in the Charter of the Audit Committee. During the fiscal year ended January 31, 2009, the Audit Committee held eight meetings. The Audit Committee’s report appears below.

The Board of Directors has a Compensation Committee, each member of which is independent in accordance with the New York Stock Exchange Listing Standards. Through September 26, 2008, the Compensation Committee was comprised of Messrs. Stein (Chair), Katzen and Sechrest. As of September 26, 2008, Dr. Chopra also became a member of the Compensation Committee. The Compensation Committee reviews and approves our overall compensation policy and considers and approves, on behalf of the Board of Directors, the compensation of our executive officers, including the Chief Executive Officer, and the implementation of any compensation program for the benefit of any of our executive officers. The Compensation Committee’s responsibilities to the Board of Directors are detailed in the Charter of the Compensation Committee. During the fiscal year ended January 31, 2009, the Compensation Committee held five meetings. The Compensation Committee’s report appears below.

The Board of Directors has a Nominating and Corporate Governance Committee, each member of which is independent in accordance with the New York Stock Exchange Listing Standards. Through September 26, 2008, the members of the Nominating and Corporate Governance Committee were Messrs. Ray (Chair) and Brutoco and Dr. Chopra. As of September 26, 2008, Mr. Stein also became a member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee develops and recommends to the Board of Directors a set of corporate governance principles for the Company, studies and reviews with management the overall effectiveness of the organization of the Board of Directors and the conduct of its business and reports and makes recommendations to the Board of Directors as appropriate, and considers candidates to be elected directors and recommends to the Board of Directors the nominees for directors. The Nominating and Corporate Governance Committee’s responsibilities to the Board of Directors are detailed in the Charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee normally does not consider unsolicited director nominees put forth by shareholders because the need for a new director generally only occurs on limited occasions when a director position becomes open as a result of a decision to increase the size of the Board or if a director retires or resigns. If and when such an event might occur, the Board of Directors feels that it is in the best interest of the Company to focus our resources on evaluating candidates at the appropriate time and who come to us through reputation or a relationship which initially validates the reasonableness of the person as a candidate or through professional search processes that do the same. During the fiscal year ended January 31, 2009, the Nominating and Corporate Governance Committee held four meetings.

During the fiscal year ended January 31, 2009, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member.

Procedures and Processes for Determining Executive and Director Compensation

The Compensation Committee is responsible for reviewing and establishing the compensation of the Chief Executive Officer and the named executive officers. The Compensation Committee also reviews and discusses with the Chief Executive Officer the compensation for all other executive officers. The Compensation Committee has the sole authority to retain compensation consultants and any other type of legal or accounting adviser it deems appropriate, though the Compensation Committee’s general practice is not to use a compensation consultant. Based on the Compensation Committee’s analysis of comparative data presented and its own conclusions regarding that data, the Committee determines the compensation of our Chief Executive Officer during an executive session of the Compensation Committee, at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of the executive officers to the Compensation Committee, including but not limited to grants under our equity plans, which the members of the Compensation Committee discuss with our Chief Executive Officer and discuss in executive session. The final determination as to the compensation of the Chief Executive Officer and officers whose annual base salary plus maximum estimated future payout under non-equity incentive plan awards is equal to or in excess of $500,000 is made solely by the Compensation Committee and the Chief Executive Officer determines the compensation for the other executive officers with input from and oversight by the Compensation Committee. The Compensation Committee’s charter provides that the Compensation Committee may delegate any of its powers and responsibilities to a subcommittee of the Compensation Committee.

As set forth in the Guidelines, the Board of Directors or an authorized committee thereof may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards, and other director compensation. The Guidelines further provide that, in determining director compensation, the following should be considered: (1) fair and competitive compensation for the time commitment to appropriately discharge the work required for a company of similar size and scope; (2) alignment of the director’s interest with the long-term interests of the Company; and (3) a transparent and readily understandable compensation program.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal 2008, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K.

During fiscal 2008, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Sheldon I. Stein, Chairman
Deepak Chopra, M.D.
Larry R. Katzen
William B. Sechrest

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the

Company’s internal controls. The Audit Committee reviewed with the independent registered public accounting firm their audit plan, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’ examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended January 31, 2009, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2009, for filing with the Securities and Exchange Commission. At present, the Audit Committee intends to continue the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2010.

AUDIT COMMITTEE

William B. Sechrest, Chairman
Rinaldo S. Brutoco
Larry R. Katzen

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, and except as set forth below, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2009, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners have been met, except that (i) David Edwab inadvertently failed to timely file a Form 4 related to share withholding upon vesting of his restricted shares and (ii) James Zimmer inadvertently failed to timely file a Form 5 related to a gift to his daughter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the Record Date (except as noted below), with respect to the beneficial ownership of Common Stock by (i) each director, (ii) each nominee for director, (iii) each named executive officer listed in the Summary Compensation Table below, (iv) each shareholder known by us to be the beneficial owner of more than 5% of the Common Stock and (v) all of our executive officers and directors as a group. Unless otherwise indicated, each person has sole voting power and dispositive power with respect to the shares attributed to him or her.

			% of
	Number		Outstanding
Name	of Shares		Shares

Barclays Global Investors, NA	3,283,317	(1)	6.3
400 Howard Street
San Francisco, California 94105
FMR LLC	7,630,140	(2)	14.7
82 Devonshire Street
Boston, Massachusetts 02109
Janus Capital Management LLC	3,218,792	(3)	6.2
151 Detroit Street
Denver, Colorado 80206
PRIMECAP Management Company	3,488,114	(4)	6.8
225 South Lake Avenue #400
Pasadena, California 91101
Vanguard Horizon Funds — Vanguard Capital Opportunity Fund	2,749,200	(5)	5.3
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Advisory Research, Inc.	3,115,450	(6)	6.0
180 North Stetson St., Suite 5500
Chicago, Illinois 60601
Barrow, Hanley, Mewhinney & Strauss, Inc.	2,914,875	(7)	5.6
2200 Ross Avenue, 31st Floor
Dallas, Texas 75201-2761
George Zimmer(8)	2,953,762	(9)(10)(11)	5.7
David H. Edwab	54,006	(10)(11)(12)	*
Rinaldo S. Brutoco	18,584	(13)	*
Sheldon I. Stein	40,584	(14)	*
Michael L. Ray, Ph.D.	13,084	(15)	*
Deepak Chopra, M.D.	23,584	(16)	*
William B. Sechrest	23,584	(16)	*
Larry R. Katzen	19,584	(15)	*
Neill P. Davis	72,377	(11)(17)	*
Douglas S. Ewert	44,076	(11)(18)	*
Charles Bresler, Ph.D.	30,917	(11)(19)	*
All executive officers and directors as a group (16 Persons)	4,017,761	(9)(10)(11)	7.7
		(20)(21)(22)
		(23)

*	Less than 1%

(1)	Based on a Schedule 13G filed on February 5, 2009, Barclays Global Investors and certain of its affiliates have sole voting power with respect to an aggregate of 2,490,045 of these shares, neither sole nor shared voting power with respect to the remainder of these shares and sole dispositive power with respect to all of these shares.

(2)	Based on a Schedule 13G filed on February 17, 2009, FMR LLC has sole voting power with respect to 854,174 of these shares, neither sole nor shared voting power with respect to the remainder of these shares and sole dispositive power with respect to all of these shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 6,664,932 of these shares or 12.9% of the outstanding Common Stock of the Company. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company, and the funds each have sole power to dispose of the 6,664,932 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds’ Boards of Trustees. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 54,950 shares or 0.1% of the outstanding common stock of the Company. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors, has sole voting and dispositive power over these 54,950 shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 910,258 shares or 1.8% of the outstanding Common Stock of the Company. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, has sole dispositive power over all of these shares and sole voting power with respect to 796,344 of these 910,258 shares.

(3)	Based on a Schedule 13G filed on February 17, 2009, Janus Capital Management LLC has shared voting and shared dispositive powers with respect to all of these shares. Janus Capital has a direct 89.9% ownership stake in INTECH Investment Management and a direct 78.4% ownership stake in Perkins Investment Management LLC. Due to this ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes hereof. As a result of its role as investment adviser or sub-adviser to its managed portfolios, Perkins may be deemed to be the beneficial owner of all of the 3,218,792 shares of the Company’s Common Stock held by the managed portfolios. However, Perkins does not have the right to receive dividends from, or the proceeds from the sale of, the securities held in the managed portfolios and disclaims any ownership associated with such rights.

(4)	Based on a Schedule 13G filed on February 12, 2009, PRIMECAP Management Company has sole voting power with respect to 703,164 of these shares, neither sole nor shared voting power with respect to the remainder of these shares and sole dispositive power with respect to all of these shares.

(5)	Based on a Schedule 13G filed on February 13, 2009, Vanguard Horizon Funds — Vanguard Capital Opportunity Fund has sole voting power with respect to all of these shares and neither sole nor shared dispositive power with respect to any of these shares.

(6)	Based on a Schedule 13G filed on February 13, 2009.

(7)	Based on a Schedule 13G filed on February 12, 2009, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 1,278,160 of these shares, shared voting power with respect to 1,636,715 of these shares and sole dispositive power with respect to all of these shares.

(8)	The business address of the shareholder is 40650 Encyclopedia Circle, Fremont, California 94538-2453.

(9)	Includes 1,886,004 shares, 700,000 shares and 300,000 shares, respectively, held by George Zimmer in his capacity as trustee for The George Zimmer 1988 Living Trust, the George Zimmer 2008 Qualified Annuity Trust DTD 5/30/08 and the George Zimmer 2008 Qualified Annuity Trust DTD 6/2/08. Subsequent to the Record Date, The George Zimmer 1988 Living Trust sold 30,291 shares of our Common Stock and as of May 12, 2009 owns 1,855,713 shares of our Common Stock.

(10)	Excludes 55,629 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power but with regard to which such officer and director disclaims beneficial ownership.

(11)	Includes 67,758 shares, 2,486 shares, 917 shares, 527 shares, 389 shares and 51,355 shares, respectively, allocated to The Men’s Wearhouse, Inc. Employee Stock Ownership Plan (the “ESP”) accounts of Messrs. George Zimmer, David Edwab, Charles Bresler, Douglas Ewert, Neill Davis and to certain executive officers included in all executive officers and directors of the Company as a group, under the ESP. The ESP provides that participants have voting power with respect to these shares and in certain circumstances may have dispositive power with respect to a portion of the shares allocated to the participant’s account.

(12)	Includes 38,720 restricted shares and 100 shares owed by Mr. Edwab’s son.

(13)	Includes 8,584 restricted shares and 6,000 shares that may be acquired within 60 days upon the exercise of stock options.

(14)	Includes 8,584 restricted shares and 22,500 shares that may be acquired within 60 days upon the exercise of stock options.

(15)	Includes 8,584 restricted shares and 3,000 shares that may be acquired within 60 days upon the exercise of stock options.

(16)	Includes 8,584 restricted shares and 7,500 shares that may be acquired within 60 days upon the exercise of stock options.

(17)	Includes 200 shares owned by Mr. Davis’ children, 45,002 shares that may be acquired within 60 days upon the exercise of stock options and 2,368 shares allocated to the account of Mr. Davis under The Men’s Wearhouse, Inc. 401(k) Savings Plan.

(18)	Includes 35,998 shares that may be acquired within 60 days upon the exercise of stock options and 7,551 shares allocated to the account of Mr. Ewert under The Men’s Wearhouse, Inc. 401(k) Savings Plan.

(19)	Includes 30,000 shares that may be acquired within 60 days upon the exercise of stock options.

(20)	Includes an aggregate of 244,740 shares that may be acquired within 60 days upon the exercise of stock options.

(21)	Includes 14,306 shares allocated to the 401(k) Savings Plan accounts of certain of our executive officers. The 401(k) Savings Plan provides that participants have voting and investment power over these shares.

(22)	Includes 5,298 shares held by family members of certain of our executive officers and directors.

(23)	Includes an aggregate of 90,224 restricted shares.

EXECUTIVE OFFICERS

The following table lists the name, age, current position and period of service with the Company of each executive officer. Each officer will hold office until his or her successor shall have been elected and qualified.

			Executive
			Officer
Name	Age	Position with the Company	Since

George Zimmer	60	Chairman of the Board and Chief Executive Officer	1974
David H. Edwab	54	Vice Chairman of the Board	1991
Douglas S. Ewert	45	President and Chief Operating Officer	2000
Charles Bresler, Ph.D.	60	Executive Vice President — Marketing and Human Resources	1993
Gary G. Ckodre	59	Executive Vice President — Distribution, Logistics, Tuxedo Operations and Chief Compliance Officer	1992
Neill P. Davis	52	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	1997
William C. Silveira	50	Executive Vice President — Manufacturing	2006
Carole L. Souvenir	48	Chief Legal Officer and Executive Vice President — Employee Relations	2006
Diana M. Wilson	61	Senior Vice President — Chief Accounting Officer and Principal Accounting Officer	2003
James E. Zimmer	57	Senior Vice President — Merchandising	1975

See the table under “Election of Directors” for the past business experience of Messrs. George Zimmer and David Edwab.

Douglas S. Ewert joined the Company in 1995. From 1996 to 1999, he served as General Merchandise Manager. From 1999 to 2000, he served as Vice President — Merchandising and General Merchandise Manager. In April 2000, he was named Senior Vice President — Merchandising, and in March 2001 he was named Executive Vice President and Chief Operating Officer, K&G Men’s Company. In March 2002, he was named Executive Vice President and General Merchandise Manager. In January 2005, he was named Executive Vice President and Chief Operating Officer. On January 26, 2008, he was named President and Chief Operating Officer.

Charles Bresler, Ph.D. joined the Company in 1993. From 1993 to 1998, he served as Senior Vice President — Human Development. In February 1998, he was named Executive Vice President. In March 2003, he was renamed Executive Vice President — Stores, Marketing and Human Development. In January 2005, he was named President of the Company. On January 26, 2008, he was named Executive Vice President — Marketing and Human Resources.

Gary G. Ckodre joined the Company in 1992. In February 1997, he was named Vice President — Finance and Principal Financial and Accounting Officer, and in March 2001 he was named Senior Vice President and Principal Accounting Officer. In March 2003, he was named Senior Vice President — Finance. In March 2004, he was named Senior Vice President — Chief Compliance Officer. On April 1, 2008, he was named Executive Vice President — Distribution, Logistics, Tuxedo Operations and Chief Compliance Officer.

Neill P. Davis joined the Company in 1997 as Vice President and Treasurer. In November 2000, he was named Senior Vice President, Chief Financial Officer and Treasurer, and in March 2001 he was named Principal Financial Officer. In March 2002, he was promoted to Executive Vice President and remained Chief Financial Officer, Treasurer and Principal Financial Officer. In March 2003, he was named Executive Vice President, Chief Financial Officer and Principal Financial Officer. In April 2006, he was again named to the additional office of Treasurer.

William C. Silveira joined the Company in July 1997 as Director — Manufacturing. In March 2000, he was named Vice President — Manufacturing. In March 2001, he was named Senior Vice President — Manufacturing and, in March 2005, he was named Executive Vice President — Manufacturing.

Carole L. Souvenir joined the Company in April 1998 as Vice President — Employee Relations. In March 2002, she was named Senior Vice President — Employee Relations. In August 2006, she was promoted to Chief Legal Officer and Executive Vice President — Employee Relations.

Diana M. Wilson joined the Company in March 1999 as Corporate Controller. In March 2001, she was named Vice President and Corporate Controller and, in March 2002, she was named Vice President — Finance. In March 2003, she was named Vice President - Principal Accounting Officer. In March 2005, she was named Senior Vice President — Principal Accounting Officer. In April 2006, her title was changed to Senior Vice President — Chief Accounting Officer and Principal Accounting Officer.

James E. Zimmer has served as Senior Vice President — Merchandising since 1975. Mr. J. Zimmer served as a director of the Company until June 2002 when he chose not to seek re-election.

George Zimmer and James E. Zimmer are brothers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program

Objectives of Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to retain and incentivize qualified employees who are enthusiastic about and committed to our culture and mission. In doing so, we design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executives who appreciate and are committed to our culture. Promotion from within is a key principle at the Company and a majority of our executive officers have reached their current career positions through an average career development tenure in excess of 10 years with us. The same compensation philosophy is applied to all levels of exempt employees, including executive officers. While the amounts may be different, each of the components of the compensation package is the same and is applied using similar methodology as further discussed below under “Elements of Compensation.” Exceptions to this principle are generally due to local market requirements.

Executive officers generally receive the same benefits as other employees. Any differences are generally due to position, seniority, or local requirements. In line with this philosophy, executive officers, generally, receive minimal perquisites.

Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

What Our Compensation is Designed to Reward

Our compensation program is designed to reward teamwork and each individual’s contribution to the Company as well as to produce positive long-term results for our shareholders and employees. All of our executive officers participate in a non-equity incentive compensation plan two-thirds of which is based on attainment of certain financial metrics. The remaining one third is based on a qualitative judgment of individual performance. The maximum average non-equity incentive compensation program, as a percentage of base salary, for fiscal 2008 for the named executive officers that participate in the non-equity incentive compensation program was 46% and for all other executive officers was 32%. Fiscal year 2008 incentive compensation for the named executive officers that participate in the non-equity incentive compensation program averaged approximately 8% of base salary and for all other executive officers averaged 6% of base salary. For comparison purposes, for fiscal year 2007, the maximums for the two groups were 36% and 31%, respectively, and the averages were 12% and 10%, respectively.

Administration

The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of our employee compensation programs. The Compensation Committee (i) reviews and approves annual compensation for officers whose annual base salary plus maximum estimated future payout under non-equity incentive plan awards is equal to or in excess of $500,000 (for fiscal 2008 those officers included the Chairman and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Marketing and Human Resources, Executive Vice President and Chief Financial Officer, and President of K&G), (ii) reviews the compensation program for all other senior officers as recommended to the Committee by the Chairman and Chief Executive Officer, and (iii) reviews and approves the annual awards under equity incentive plans to all employees as recommended to the Committee by management. Individual recommendations other than for the named executive officers are made by an executive group comprised of the President and Chief Operating Officer, Executive Vice President, Marketing and Human Resources, Executive Vice President and Chief Financial Officer, and Vice Chairman and approved by the Chief Executive Officer. Recommendations for the named executive officers are made by the Chairman and Chief Executive Officer.

The Committee does not currently engage any consultant related to executive compensation matters.

Elements of Compensation

General

The primary elements of the executive compensation program consist of (1) base salary, (2) annual cash bonuses pursuant to a non-equity incentive program, and (3) equity awards. In prior years, equity awards included non-qualified stock options, restricted stock awards and deferred stock units. Each executive’s current and prior compensation is considered in setting future compensation and consideration is given to the vesting and value of previously granted equity awards. In addition, the Chief Executive Officer focuses on relative compensation throughout the organization in recommending his own compensation and that of other executive officers.

Base Salaries

Level of responsibility and experience, company performance, competitive market conditions, retention concerns and individual performance are all factored into the determination of base salary. In addition, the Chief Executive Officer focuses on his level of base salary and indirectly the level of all other executive base salary relative to compensation throughout the organization.

In response to the downturn in the economic environment and consistent with the Company’s cost-saving measures, the base salaries for the named executive officers for 2009 (effective April 2009) were reduced as follows:

	2008 Base	2009 Base	$
	Salary(a)	Salary	Decrease

Mr. Zimmer	$1,016,016	$932,016	$84,000
Mr. Davis	$400,000	$380,000	$20,000
Mr. Ewert	$500,000	$475,000	$25,000
Mr. Edwab	$300,000	$285,000	$15,000
Mr. Bresler	$375,000	$356,250	$18,750

(a)	Annual base salary effective as of April 2008.

Annual Cash Bonuses

To align executive pay with our annual performance, our executives receive annual cash bonuses pursuant to a non-equity incentive program. Each year, our executives are eligible for a maximum cash bonus payout. The program establishes a set of three metrics for each executive. The two financial metrics are predetermined sales targets and income targets. The non-financial metric consists of a qualitative assessment of the executive’s performance. Each metric carries equal weight and accounts for one third of the possible payout. Two different thresholds exist for each of the three metrics — good and excellent. An executive receives one-sixth of the payout if the “good” threshold of a particular metric is met and receives the entire one-third payout if the “excellent” threshold is achieved. The maximum annual bonus payout possible for a named executive officer under our non-equity performance program was $350,000 for fiscal 2008. The qualitative assessment of each named executive officer’s individual performance is made by the Compensation Committee primarily based on the views and recommendations of the Chief Executive Officer in the case of the named executive officers other than himself.

Threshold levels for “good” financial metrics are based on minimum performance objectives that the Chief Executive Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year. The “excellent” threshold targets are typically representative of a substantial increase over the “good” threshold. For fiscal 2008, the good and excellent sales targets were $2.214 billion and $2.258 billion, respectively, and the net income targets were $127.7 million and $141.9 million, respectively. The good targets were not achieved in 2008 and no bonus was paid with respect to the two financial metrics. Good level bonuses were paid for the non-financial metric based on the Company’s overall financial results and position in an extremely negative macro economic environment. The Compensation Committee believes that these financial targets reflect performance that will lead to long-term preservation of shareholder value in an economic downturn and do not encourage our executive officers to take unnecessary and excessive risks. We do not believe that disclosure of our 2009 performance targets is relevant to an understanding of compensation for our 2008 fiscal year; however, the Company has taken into consideration in establishing its performance objectives for fiscal 2009, the challenging economic environment and significant downturn in the retail environment and believes that its “good” thresholds are achievable.

Equity Awards

Our compensation structure also includes an equity incentive plan that provides for awards of stock options, restricted stock awards and deferred stock units.

Nonqualified stock options provide executives with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market prices. Since a stock option becomes valuable only if our common stock price increases above exercise price and the holder of the option remains employed during the period required for the option to “vest,” stock options provide the incentive for an option holder to remain employed by us and links a portion of the employee’s compensation to shareholders’ interests by providing an incentive to make decisions designed to increase the market price of our stock. During fiscal 2008, an award of 99,000 nonqualified stock options was granted to Douglas Ewert. No other named executive officer received any stock option grants.

Restricted stock awards (“RSAs”) and deferred stock units (“DSUs”) are intended to retain executives through vesting periods. RSAs provide the opportunity for capital accumulation and more predictable long-term incentive value. RSAs are shares of our common stock that are awarded with the restriction that the executive remain with us until the date of vesting. The purpose of granting RSAs is to encourage ownership of our common stock by, and retention of, our executives. Any unvested RSAs are generally forfeited once the executive terminates employment. No RSAs were awarded in fiscal 2008.

A DSU is a commitment by us to issue a share of our common stock for each DSU at the time the restrictions in the award agreement lapse. DSUs are generally forfeited upon termination of employment with us if the restrictions outlined in the awards are not met. Any vested shares are fully owned. Historically, we generally have granted stock options, RSAs and DSUs to executive officers in larger numbers, in intervals of several years and vesting over lengthy periods of time. During fiscal 2008, an award of 25,000 deferred stock units was granted to Neill Davis. No other named executive officer received any DSU grants.

Relative Size of Major Compensation Elements

The combination of base salary, annual non-equity incentive awards and equity incentive awards comprise total direct compensation. In setting named executive officer compensation, the Compensation Committee considers the aggregate compensation payable to the executive and the form of the compensation. The Committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The number of shares granted under equity awards to each executive is made on a discretionary, rather than formula, basis by taking into consideration the executive’s position, responsibilities, accomplishments, achievements and tenure with the Company.

The Committee may decide, as appropriate, to modify the mix of base salary, annual and long-term awards to best fit a named executive officer’s specific circumstances. For example, the Chief Executive Officer, who holds significant ownership interests in the Company, does not participate in any equity incentive award plan. It is the belief of the Compensation Committee that, given his significant holdings of the Company’s Common Stock, incentives through equity awards at this time for the Chief Executive Officer would not significantly affect his annual or long-term perspective with respect to equity performance of the Company. However, the Compensation Committee also believes that participation by Mr. Zimmer in our equity incentive award plan would be reasonable and appropriate. Nevertheless, Mr. Zimmer has chosen not to do so. Similarly, in the past Mr. Zimmer has voluntarily requested that the Compensation Committee not increase his base salary or his maximum non-equity incentive bonus although the Compensation Committee believed it would have been appropriate to do so. This year, Mr. Zimmer initially proposed the reduction in his compensation. In fiscal 2008, primarily for competitive reasons special bonuses were paid to the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer in the amounts of $500,000 and $200,000, respectively.

In the event that (i) prior to a Change in Control (as discussed later in this proxy statement in the section entitled “Potential Payments Upon Termination or Change in Control — Change in Control Agreements”), our Board of Directors determines by a majority vote, or (ii) following a Change in Control, a court of competent jurisdiction determines by a final, non-appealable order, that an executive, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all of such executive’s awards (including vested awards that have been exercised, vested awards that have not been exercised and awards that have not yet vested), and all net proceeds realized with respect to any such awards, will be forfeited to us on such terms as determined by the Board of Directors. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony or similar acts of dishonesty in the course of the executive’s employment with us which damaged the Company,

•	knowingly causing or assisting in causing our financial statements to be misstated or the Company to engage in criminal misconduct,

•	disclosing our trade secrets or

•	violating the terms of any non-competition, non-disclosure or similar agreement with respect to us to which the executive is a party.

Timing of Compensation Decisions

All elements of executive officer compensation are reviewed and approved on an established schedule, which may vary from year to year, but generally occurs over a 90-day period following our fiscal year end and after a review of financial, operating and personal objectives with respect to the prior year’s results. By way of example, after the end of fiscal 2008, the Committee reviewed results and management recommendations and approved base compensation and annual non-equity incentive bonus and equity awards in April 2009 but decided to defer action, if any, on equity grants for named executive officers until later in the year. The Compensation Committee may, however, review salaries or equity awards at other times as the result of new appointments or promotions during the year.

Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.

We maintain an employee stock profit sharing plan. Under the plan, generally each year we make a voluntary contribution to the plan either in our common stock or in cash that is used to acquire our common stock. The common stock is then allocated to employees based on their level of compensation.

We maintain a defined contribution plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code, as amended (the “Code”). The plan covers all full-time employees who meet age and service requirements. The plan provides for pre-tax, elective employee contributions with a matching contribution from us.

Perquisites

Split-Dollar Life Insurance Agreements

As discussed below in this proxy statement, we have entered into certain agreements with Mr. Zimmer and Mr. Edwab related to certain life insurance policies. These agreements include a split-dollar insurance agreement with Mr. Zimmer pursuant to which we own and pay the premiums on a $4,000,000 policy on Mr. Zimmer’s life but have granted him the right to designate the beneficiaries of the proceeds of the policy, subject to our first being paid the greater of the total amount of the premiums we paid on this policy or the cash value of the policy. As a result of his rights with respect to the policy, Mr. Zimmer had imputed taxable income of $21,722 in 2008 and we paid him an additional $16,484 to offset the income tax owed as a result of such imputed income and such additional payment.

Airplane Use

Mr. Zimmer is provided with the benefit of using our aircraft for personal air transportation from time to time. The Compensation Committee considers the benefit to Mr. Zimmer of his airplane use in approving Mr. Zimmer’s total compensation package. The Company does not reimburse Mr. Zimmer for taxes he owes on imputed income resulting from the use of the aircraft.

Impact of Accounting and Tax Treatment

SFAS No. 123(R) issued by the Financial Accounting Standards Board requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. Equity awards we grant are structured to comply with the requirements of SFAS No. 123R to maintain the appropriate equity accounting treatment.

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers that may be deducted by us in any year unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Committee believes the compensation payable in excess of this amount for the five named executive officers will not result in any material loss of tax deductions.

Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We structure any deferred compensation items to be in compliance with section 409A of the Code.

Change in Control Agreements

The Compensation Committee believes that change in control arrangements have unique characteristics and value, particularly in the current economic environment. For example, executives often look to change in control agreements to provide protection for lost professional opportunities in the event of a change in control and consequently assign significant value to them. The Compensation Committee believes that our current change in control arrangements protect shareholder interests by retaining management should periods of uncertainty arise. Because our change in control arrangements are structured to serve the above purpose and because change in control agreements represent a contractual obligation of our Company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing change in control agreements.

The Company has entered into change in control agreements with our named executive officers. The benefits payable under these arrangements in certain circumstances are disclosed below on pages 23 through 29. These agreements generally provide that, if we fail to extend the executive’s agreement or terminate the executive’s employment without cause, or if the executive terminates the executive’s employment for good reason, the executive will receive an amount equal to two (2) times the sum of the executive’s base salary plus an amount equal to the maximum annual performance bonus in the fiscal year in which a change in control occurs or the immediately preceding fiscal year, whichever is higher, plus basic benefits as more fully described in the change in control agreement.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal year ended January 31, 2009 to each of our five most highly compensated executive officers, including the Chief Executive Officer and Chief Financial Officer (collectively, the “Named Executive Officers”):

								Change in
								Pension Value
								and
								Nonqualified
					Stock	Option	Non-Equity	Deferred
					Awards	Awards	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary		Bonus	($)	($)	Compensation	Earnings	Compensation ($)		Total
(a)	(b)	($)(1)(c)		($)(2)(d)	(3)(4)(e)	(3)(4)(f)	($)(5)(g)	($)(h)	(6)(i)		($)(j)

George Zimmer	2008	1,016,016	(7)	—	—	—	34,000	—	658,996	(8)	1,709,012
Chairman of the Board and	2007	1,034,248	(7)	—	—	—	66,667	—	566,309	(8)	1,667,224
Chief Executive Officer	2006	1,036,510	(7)	—	—	—	134,000	—	603,348	(8)(9)	1,773,858
Neill P. Davis	2008	393,770		201,683	81,212	144,031	51,000	—	6,033	(10)(11)	877,729
Executive Vice President,	2007	363,999		5,066	15,749	119,288	66,667	—	1,292	(10)(11)	572,061
Chief Financial Officer,	2006	368,576		6,958	85,620	138,386	134,000	—	1,745	(10)(11)	735,285
Treasurer and Principal Financial Officer
Douglas S. Ewert	2008	486,154		500,000	299,013	292,843	59,500	—	11,303	(10)(11)	1,648,813
President and Chief	2007	420,000		—	295,058	138,254	66,667	—	12,026	(10)(11)	932,005
Operating Officer	2006	424,616		—	285,699	99,488	134,000	—	11,870	(10)(11)	955,673
David H. Edwab	2008	300,000		—	593,873	—	—	—	79,826	(10)(11)(12)	973,699
Vice Chairman of the Board	2007	300,000		—	552,276	—	—	—	81,861	(10)(11)(12)	934,137
	2006	316,769		—	562,897	251	—	—	82,821	(10)(11)(12)	962,738
Charles Bresler, Ph.D.	2008	364,038		—	210,235	129,532	34,000	—	9,787	(10)(11)	747,592
Executive Vice President —	2007	420,000		—	207,244	129,421	66,667	—	10,257	(10)(11)	833.589
Marketing and Human	2006	428,077		—	214,049	325,653	134,000	—	10,370	(10)(11)	1,112,149
Resources

(1)	Represents salary for 52 weeks in 2008 and 2007 fiscal years and 53 weeks in 2006 fiscal year.

(2)	Represents special bonus paid to the Named Executive Officers in the indicated fiscal year.

(3)	Represents compensation expense recognized in the indicated fiscal year with respect to awards granted in current or previous fiscal years.

(4)	For a discussion of the assumptions made in the valuation, please see Note 7 of Notes to the Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended January 31, 2009 and February 2, 2008 and Note 6 of Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

(5)	Represents bonus paid relating to services performed in the indicated fiscal year.

(6)	Includes the Company’s contribution to the Company’s Employee Stock Ownership Plan allocated to the account of the Named Executive Officer in the indicated fiscal year.

(7)	In prior years, the Company has included certain payments made to Mr. Zimmer related to certain insurance policies on his life under “All Other Compensation”. The Compensation Committee has, however, always considered these payments as part of his base compensation. Accordingly, such payments are now included under “Salary” to reflect compensation that would be paid to him without regard to his continued maintenance of the life insurance policies. Such payments were $596,016, $614,248 and $608,433 in 2008, 2007 and 2006, respectively.

(8)	Includes $21,722, $18,759 and $9,568 paid in 2008, 2007 and 2006, respectively, in connection with insurance premiums (see “Split-Dollar Life Insurance Agreements”), $17,831, $16,498 and $9,722 paid in 2008, 2007 and 2006, respectively, in related tax gross up payments, $169,755, $332,457 and 279,255, paid in 2008, 2007 and 2006, respectively, in incremental cost for use of the corporate aircraft, and $439,194, $183,832 and $300,708 paid in 2008, 2007 and 2006, respectively, of lost tax benefits for the Company from disallowed deductions associated with Mr. Zimmer’s personal use of the corporate aircraft.

(9)	Includes $3,500 associated with usage of a Company facility by family and friends of Mr. Zimmer.

(10)	Includes amount of dividend or dividend equivalent payment on restricted stock and unvested deferred stock units paid to the Named Executive Officer in the indicated fiscal year.

(11)	Includes $400 matching contribution paid by the Company to the 401(k) Saving Plan account of the Named Executive Officer in the indicated fiscal year.

(12)	Includes $37,111 paid in each of 2008, 2007 and 2006, in connection with insurance premiums (see “Split-Dollar Life Insurance Agreements”), and $25,355 paid in each of 2008, 2007 and 2006, in related tax gross up payments.

Employment Agreement

We entered into a Third Amended and Restated Employment Agreement (the “Employment Agreement”) effective as of January 1, 2009, with David H. Edwab, Vice Chairman of the Company, for a term extending through February 6, 2011. Under the Employment Agreement we agreed, among other things, to:

•	pay Mr. Edwab an annual salary of $300,000;

•	provide disability and medical insurance coverage and certain other benefits provided to other employees, excluding, however, (i) our annual cash bonus program for executive officers and (ii) grants and awards under our key employee equity incentive plans, awards under which, if any, shall be wholly at our discretion; and

•	pay an annual insurance premium bonus to Mr. Edwab in an amount equal to the sum of (i) the premium payments payable during that year on the insurance policies referred to and covered by the split-dollar life insurance agreements between us and Mr. Edwab (see discussion of “Split-Dollar Life Insurance Agreements” below) and (ii) any income and employment taxes payable with respect to such premium payments.

Mr. Edwab has agreed to reduce his annual salary to $285,000 effective as of April 1, 2009.

We may terminate Mr. Edwab’s employment under the Employment Agreement for “cause”, in which event we will pay all amounts owed to Mr. Edwab under the Employment Agreement through the date of termination, which will satisfy all of our obligations under the Employment Agreement. Under the Employment Agreement, “cause” is limited to Mr. Edwab’s

•	conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

•	willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities after 30 days written notice and an opportunity to cure;

•	material breach of fiduciary duty to us through the misappropriation of Company funds or property; or

•	unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

If we terminate Mr. Edwab’s employment without “cause” or Mr. Edwab terminates his employment for “good reason”, then (i) we will be required to pay Mr. Edwab all amounts owed through the date of termination and (ii) Mr. Edwab will continue to receive his annual salary, the annual insurance premium bonus and all benefits to which Mr. Edwab is entitled under the Employment Agreement until the earlier of February 6, 2011 or two years following the date of termination. Under the Employment Agreement, “good reason” means

•	removal, without Mr. Edwab’s written consent, from the office of Vice Chairman of the Board or a material reduction in his authority or responsibilities (other than a removal for “cause”) or

•	we otherwise commit a material breach of the Employment Agreement.

If Mr. Edwab’s employment is terminated because of death or permanent disability, then we will pay to Mr. Edwab or his estate, if applicable, all amounts owed to Mr. Edwab through the date of termination and all other benefits to which he would have been entitled under the Employment Agreement if his employment had continued until the earlier of February 6, 2011 or two years following the date of termination, including, in the case of permanent disability, the annual insurance premium bonus. Certain of the payments to be made to Mr. Edwab under the Employment Agreement may be deferred in order to comply with the requirements of section 409A of Code.

Under the Employment Agreement, Mr. Edwab has agreed not to compete with us during the term thereof and for a period of one year thereafter. However, Mr. Edwab may render services for compensation and engage in other business activities; provided, that (i) rendering such services or engaging in such activities does not violate the non-competition provisions of the Employment Agreement and (ii) Mr. Edwab must continue to devote more of his working time to us than to any other single business or group of related businesses.

Upon the execution of Mr. Edwab’s Second Amended and Restated Employment Agreement effective as of October 1, 2005, we granted to Mr. Edwab 96,800 restricted shares of Common Stock under our 1996 Long-Term Incentive Plan, which vest with respect to 19,360 shares initially covered thereby on February 6th of each year from 2007 through 2011. In the event of termination of Mr. Edwab’s employment, other than for cause or by reason of voluntary termination, a portion of the unvested shares of restricted stock will immediately vest. In connection with the Second Amended and Restated Employment Agreement, Mr. Edwab agreed to the cancellation of certain options to purchase an aggregate of 165,000 shares of Common Stock.

Split-Dollar Life Insurance Agreements

As of the Record Date, the George Zimmer 1988 Living Trust, the George Zimmer 2008 Qualified Annuity Trust DTD 5/30/08 and the George Zimmer 2008 Qualified Annuity Trust DTD 6/2/08 own 1,886,004 shares, 700,000 shares and 300,000 shares of our Common Stock, respectively. We have been advised that in the event of the death of George Zimmer, absent other sources of cash, his estate may be required to publicly sell all or a substantial portion of such shares to satisfy estate tax obligations. The public sale of such number of shares may destabilize the market for our publicly traded stock. In November 1994, shortly after the Company went public and when Mr. Zimmer owned approximately 31% of the outstanding Common Stock, we entered into an agreement (commonly known as a split-dollar life insurance agreement) with Mr. Zimmer under the terms of which we made advances of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value, as amended, of $25,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust assigned the policies to us as collateral. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts assigned the additional policies to us as collateral. The proceeds of these policies are intended to provide Mr. Zimmer’s estate with enough liquidity to avoid destabilizing sales of Common Stock.

We have also entered into split-dollar life insurance agreements with Mr. Edwab under the terms of which we made advances of the premiums on $3,000,000 in life insurance policies owned by a trust established by Mr. Edwab and payable to beneficiaries designated by him (subject to certain split-dollar provisions in favor of us). To secure the repayment of the premiums, the Trust has assigned the policies to us as collateral.

In light of the provisions of the Sarbanes-Oxley Act of 2002 which prohibit us from making loans to our officers and directors (which may encompass the advancement of premiums for life insurance policies even though secured by the cash payable pursuant to such policies), we have ceased making premium payments as loans to Messrs. Zimmer and Edwab. However, as previously noted, under the Employment Agreement with Mr. Edwab, we have agreed to pay the insurance premium on his behalf as compensation with an additional payment to cover taxes due on such compensation and as a result of the additional payment. When, as a result of the limitations imposed by the Sarbanes Oxley Act of 2002, the Company could no longer provide to Mr. Zimmer the benefit of the traditional split dollar insurance arrangement, the Compensation Committee reviewed Mr. Zimmer’s overall compensation program and decided to pay him an amount in cash to pay the premiums on the insurance policies and also to pay him an additional amount to cover the taxes due on such payment and the additional payment. Because the Compensation Committee considers these payments as part of Mr. Zimmer’s base compensation and the payments are made directly to him without any requirement that they be used to pay premiums on the insurance, we have included the payments as part of his base salary in the Summary Compensation Table.

In June 2006, we entered into an additional split-dollar life insurance agreement with Mr. Zimmer pursuant to which we granted to Mr. Zimmer the right to select the settlement option for payment of the death benefits and the beneficiaries to receive certain of the proceeds to be paid upon Mr. Zimmer’s death under a $4,000,000 policy which we maintain on Mr. Zimmer’s life. We will continue to pay the premiums due on this policy, a portion of which is additional compensation to Mr. Zimmer. We are the sole owner of the policy and at the time of Mr. Zimmer’s death we have the right to receive a portion of the death benefit equal to the greater of the total amount of the premiums paid under the policy or the cash value of the policy (excluding certain charges and reductions, including but not limited to indebtedness outstanding against such policy and interest related thereto). The balance of the death benefit, if any, will be provided to the beneficiaries named by Mr. Zimmer.

Employee Equity Incentive Plans

We maintain The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan (the “1996 Plan”) and the 2004 Long-Term Incentive Plan (the “2004 Plan”) (collectively, the “Plans”) for the benefit of our full-time key employees. Under the 1996 Plan, awards covering up to 2,775,000 shares of Common Stock may be granted. Under the 2004 Plan, awards covering up to 2,110,059 shares of Common Stock may be granted.

The Plans are administered by the Compensation Committee. The individuals eligible to participate in the Plans are such of our full-time key employees, including officers and employee directors, as the committee may determine from time to time. However, George Zimmer and James E. Zimmer are not eligible to participate in the 1996 Plan.

Under the Plans, the Compensation Committee may grant options (both incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, deferred stock units, performance stock awards, performance units, cash-based awards, and other stock-based awards. Generally, the price at which a nonqualified stock option may be granted may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. The purchase price of shares subject to an option granted under the Plans is determined by the Compensation Committee and may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plans must be exercised within ten years from the date of grant. Unless otherwise provided by the Compensation Committee, the options vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, (i) the option price of any incentive stock option granted may not be less than 110% of the fair market value of the Common Stock on the date of grant and (ii) the exercisable period may not exceed five years from the date of grant. Stock appreciation rights (freestanding or tandem), restricted stock, deferred stock units, performance stock awards, performance units, other stock-based awards and cash-based awards may be granted under the Plans in such number and upon such terms and conditions as determined by the Compensation Committee.

Generally, awards granted under the Plans are not transferable by the holder other than by will or under the laws of descent and distribution. Options granted under the Plans terminate on the earlier of (i) the expiration date of the option or (ii) one day less than one month after the date the holder of the option terminates his or her employment with us for any reason other than the death, disability or the retirement of such holder. During such one-month period, the holder may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the death, disability or retirement of a holder before the expiration date of the option, the option terminates on the earlier of such (i) expiration date or (ii) one year following the date of severance. During this period the holder, or his or her heirs, as the case may be, generally may exercise the option in respect of the number of shares that were vested on the date of severance because of death, disability or retirement. The Compensation Committee shall determine the extent to which a holder shall have the right to receive or exercise such award following termination of the holder’s employment with us.

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants made during the fiscal year ended January 31, 2009 to each of the Named Executive Officers under any of the Plans:

								All Other	All Other
								Stock	Option	Exercise	Grant
								Awards:	Awards:	or Base	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number	Price of	Value of
		Under Non-Equity			Under Equity			of Shares	of Securities	Option	Stock and
	Grant	Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/Sh)	Awards
(a)	(b)	($)(c)	($)(d)	($)(1)(e)	($)(f)	($)(g)	($)(h)	(#)(2)(i)	(#)(3)(j)	(3)(k)	(l)

George Zimmer	3/28/2008	—	—	200,000	—	—	—	—	—	—	—
Neill P. Davis	3/28/2008	—	—	300,000	—	—	—	—	—	—	—
	3/28/2008							25,000			568,000 (4)
Douglas S. Ewert	3/28/2008	—	—	350,000	—	—	—	—	—	—	—
	3/28/2008	—	—	—	—	—	—	—	99,000	22.72	785,753 (5)
David H. Edwab	—	—	—	—	—	—	—	—	—	—	—
Charles Bresler, Ph.D.	3/28/2008	—	—	200,000	—	—	—	—	—	—	—

(1)	Relates to our ongoing bonus program in which executive officers participate annually. The criteria for determining the amount of each Named Executive Officer’s bonus is based on: (i) the Company attaining sales goals, (ii) the Company attaining net income goals, and (iii) the officer attaining personal goals. Each of the first two criteria are quantitative, while the third criterion is subjective. Each criterion carries equal weight and accounts for one third of the possible payout. Two different thresholds exist for each of the three criteria — good and excellent. An executive receives one-sixth of the payout if the “good” threshold of a particular criterion is met and receives the entire one-third payout if the “excellent” threshold is achieved. The qualitative assessment of each Named Executive Officer’s individual performance is made by the Compensation Committee primarily based on the views and recommendations of the Chief Financial Officer in the case of the Named Executive Officers other than himself. Threshold levels for “good” financial criteria are based on minimum performance objectives that the Chief Financial Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year and are generally considered to be obtainable that year. The “excellent” threshold targets are typically representative of a substantial increase over the “good” threshold and, in recent years, these thresholds have often been achieved with respect to one or more of the metrics. For actual amounts paid to the Named Executive Officers pursuant to these grants under the bonus program, see the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)	Represents grant of deferred stock units granted to Mr. Davis on March 28, 2008. The grant vests as follows: 5,000 units annually on each of April 13, 2009, 2010, 2011, 2012 and 2013.

(3)	Represents grant of stock options granted to Mr. Ewert on March 28, 2008, with the grant price of $22.72. The grant vests as follows: 10,998 stock options on March 28, 2009, 10,999 stock options annually on each of arch 28, 2010, 2011, 2012, 2013, 2014, 2015 and 2016 and 11,009 stock options on March 28, 2017.

(4)	Represents grant date fair value of 25,000 deferred stock units granted to Mr. Davis on March 28, 2008.

(5)	Represents value of 99,000 stock options granted to Mr. Ewert on March 28, 2008 with a weighted average option value $7.94 per share. The fair value of the options is estimated on the date of grant using the Black Scholes option pricing model. The following weighted average assumptions were used for the grant: expected volatility of 41.47%, risk-free interest rate (U.S. Treasury five year notes) of 2.31%, dividend yield of 0.79% and an expected life of 4.5 years.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information regarding unexercised options, vested stock and equity incentive plan awards outstanding as of the end of the fiscal year ended January 31, 2009 for each of the Named Executive Officers:

	Option Awards							Stock Awards
					Equity Incentive							Equity Incentive
					Plan Awards:						Equity Incentive	Plan Awards:
	Number of		Number of		Number of			Number		Market Value	Plan Awards:	Market or
	Securities		Securities		Securities			of Shares		of Shares	Number of	Payout Value of
	Underlying		Underlying		Underlying			or Units		or Units	Unearned Shares,	Unearned Shares,
	Unexercised		Unexercised		Unexercised	Option	Option	of Stock		of Stock	Units or Other	Units or Other
	Options		Options		Unearned	Exercise	Expiration	That Have		That Have	Rights That Have	Rights That Have
Name	Exercisable		Unexercisable		Options	Price	Date	Not Vested		Not Vested	Not Vested	Not Vested
(a)	(#)(b)		(#)(c)		(#)(d)	($)(e)	(f)	(#)(g)		($)(1)(h)	(#)(i)	($)(j)

George Zimmer	—		—		—	—	—	—		—	—	—
Neill P. Davis	15,002	(2)	15,002	(3)	—	14.24	2/11/2012	—		—	—	—
	7,500	(4)	15,000	(5)	—	7.97	2/26/2013	—		—	—	—
	7,500	(6)	52,500	(7)	—	15.88	2/13/2014	—		—	—	—
	—		—		—	—	—	25,000	(8)	291,250	—	—
Douglas S. Ewert	4,500	(9)	—		—	15.75	2/01/2010	—		—	—	—
	1,500	(10)	—		—	16.63	2/22/2011	—		—	—	—
	3,000	(11)	—		—	7.97	2/26/2013	—		—	—	—
	—		36,000	(12)	—	15.88	2/13/2014	—		—	—	—
	—		—		—	—	—	30,000	(13)	349,500	—	—
	—		—		—	—	—	5,000	(14)	58,250	—	—
	10,000	(15)	90,000	(16)	—	41.33	11/16/2017	—		—	—	—
			99,000	(17)	—	22.72	3/28/2018	—		—	—	—
David H. Edwab	—		—		—	—	—	58,080	(18)	676,632	—	—
Charles Bresler, Ph.D.	30,000	(19)	90,000	(20)	—	14.24	2/11/2012	—		—	—	—
	—		—		—	—	—	30,000	(13)	349,500	—	—

(1)	Based on the closing price of $11.65 per share for our common stock on the New York Stock Exchange on January 30, 2009 which was the last trading day of our fiscal year.

(2)	The award vested on January 27, 2008 and January 27, 2009.

(3)	The award vests as follows: 7,501 options annually on each of January 27, 2010 and 2011.

(4)	The award vested on February 26, 2008.

(5)	The award vests as follows: 7,500 options annually on each of February 26, 2009 and 2010.

(6)	The award vested on February 13, 2008.

(7)	The award vests as follows: 7,500 options annually on each of February 13, 2009 and 2010, 15,000 options on February 13, 2011 and 22,500 options on February 13, 2012.

(8)	The award vests as follows: 5,000 units annually on each of April 13, 2009, 2010, 2011, 2012 and 2013.

(9)	The award vested on February 1, 2008.

(10)	The award vested on February 22, 2008.

(11)	The award vested on February 26, 2008.

(12)	The award vests as follows: 9,000 options annually on each of February 13, 2009, 2010, 2011 and 2012.

(13)	The award vests as follows: 7,500 units annually on each of April 13, 2009, 2010, 2011 and 2012.

(14)	The award vests as Follows: 2,500 units annually on each of April 13, 2009 and 2010.

(15)	The award vested on November 16, 2008.

(16)	The award vests as follows: 10,000 options annually on each of November 16, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016 and 10,000 options on October 16, 2017.

(17)	The award vests as follows: 10,998 units on March 28, 2009, 10,999 units annually on each of March 28, 2010, 2011, 2012, 2013, 2014, 2015 and 2016 and 11,009 units on March 28, 2017.

(18)	The award vests as follows: 19,360 shares annually on each of February 6, 2009, 2010 and 2011.

(19)	The award vested on January 27, 2009.

(20)	The award vests as follows: 30,000 options annually on each of January 27, 2010, 2011 and July 27, 2011.

Option Exercises and Stock Vested Table

The following table summarizes certain information regarding the exercise of options and the vesting of stock during the fiscal year ended January 31, 2009 for each of the Named Executive Officers:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
(a)	(#)(b)	($)(c)	(#)(d)	($)(e)

George Zimmer	—	—	—	—
Neill P. Davis	—	—	—	—
Douglas S. Ewert	—	—	10,000	230,600
David H. Edwab	—	—	19,360	447,603
Charles Bresler, Ph.D.	30,000	715,700	7,500	172,950

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change in Control

Change in Control Agreements

Effective as of May 15, 2009 (the “Effective Date”), the Company entered into Change in Control agreements with its executive officers, including the Named Executive Officers, which entitle the executives to receive certain benefits in the event that a Change in Control occurs and the executive’s employment with the Company is terminated after the occurrence of that Change in Control. The agreements terminate on the first to occur of (a) the executive’s death or disability, (b) the termination of the executive’s employment with the Company or (c) the end of the last day of (i) the two-year period beginning on the Effective Date (or any period for which the term shall have been automatically extended) if no Change in Control shall have occurred during that two-year period or (ii) the two-year period beginning on the date on which a Change in Control occurred if a Change in Control of the Company shall have occurred during the applicable two-year period; provided, however, that, if the agreement has not terminated due to the executive’s death or disability and the Company has not given the executive notice at least 90 days before any applicable expiration date that the term will expire on such expiration date, then the term of the agreement shall be automatically extended for successive two-year periods.

The Change in Control agreements do not limit or otherwise affect any rights an executive may have under any other contract or agreement with the Company or any of its affiliates. Amounts which are vested benefits or which the executive is otherwise entitled to receive under any plan, program, policy or practice of or provided by, or any contract or agreement with, the Company or any of its affiliates at or subsequent to the date of termination of the executive’s employment with the Company shall be payable or otherwise provided in accordance with such plan, program, policy or practice or contract or agreement except as explicitly modified by the executive’s Change in Control agreement.

Pursuant to the agreements, a “Change in Control” occurs when:

•	the individuals who (i) are members of the Board of Directors on the Effective Date or (ii) who become members of the Board of Directors after the Effective Date, whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders is approved or recommended by a vote of at least two-thirds of the then serving incumbent directors and whose initial assumption of service on the Board of Directors is not in connection with an actual or threatened election contest (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board of Directors;

•	a merger, consolidation or similar transaction (a “merger”) of the Company with another entity is consummated, unless:

•	the individuals and entities who were the beneficial owners of the voting securities of the Company outstanding immediately prior to such merger own, directly or indirectly, more than 50 percent of the combined voting power of the voting securities of either the surviving entity or the parent of the surviving entity outstanding immediately after such merger; and

•	the individuals who comprise the Board of Directors immediately prior to such merger constitute a majority of the board of directors or other governing body of either the surviving entity or the parent of the surviving entity;

•	a merger of a wholly-owned subsidiary with another entity (other than an entity in which the Company owns, directly or indirectly, a majority of the voting and equity interest) is consummated if the gross revenues of such wholly-owned subsidiary (including the entities wholly-owned directly or indirectly by such wholly-owned subsidiary) for the twelve-month period immediately preceding the month in which the merger occurs equal or exceed 30 percent of the consolidated gross revenues reported by the Company on the Company’s consolidated financial statements for such period;

•	any person, other than a Specified Owner (as defined in the agreement), becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities;

•	a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company is consummated (an “Asset Sale”), unless:

•	the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to such Asset Sale own, directly or indirectly, more than 50 percent of the combined voting power of the voting securities of the entity that acquires such assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such Asset Sale; and

•	the individuals who comprise the Board of Directors immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such Asset Sale or its parent; or

•	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

In addition, if following the commencement of any discussion with a third person (other than discussions with an investment banker, attorney, accountant or other advisor engaged by the Company) that ultimately results in a Change in Control, the executive’s (i) employment with the Company is terminated, (ii) duties are materially changed or the executive’s status and position with the Company is materially diminished, (iii) annual base salary is reduced, or (iv) annual bonus potential is reduced to an amount less than such executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”), then for all purposes of the agreement, such Change in Control shall be deemed to have occurred on the date immediately prior to the date of such termination, change, diminution, or reduction.

If a Change in Control occurs and an executive’s employment by the Company is terminated, the executive shall be entitled to the following benefits:

•	If the executive’s employment by the Company is:

•	terminated by the Company as a result of the occurrence of an Event of Termination for Cause (as defined below) or by the executive before the occurrence of an Event of Termination for Good Reason (as defined below),

•	automatically terminated as a result of the executive’s death, or

•	automatically terminated as a result of the executive’s disability (as defined in the Change in Control agreements),

then the Company shall pay to the executive, or the executive’s estate or beneficiaries, as applicable, those amounts earned or benefits accumulated due to the executive’s continued service through his termination date.

•	If the executive’s employment by the Company is terminated by the Company otherwise than as a result of the occurrence of an Event of Termination for Cause or by the executive after the occurrence of an Event of Termination for Good Reason, then the Company shall pay to the executive those amounts earned or benefits accumulated due to the executive’s continued service through his termination date as well as:

•	a lump sum equal to two times the sum of (1) the amount (including any deferred portion thereof) of the base salary for the fiscal year in which the executive’s termination date occurs or for the immediately preceding fiscal year, whichever is higher and (2) an amount equal to the executive’s maximum potential annual performance bonus for the fiscal year in which the executive’s termination date occurs or the immediately preceding fiscal year, whichever is higher, and

•	a lump sum equal to the product of (1) the total monthly basic life insurance premium (both the portion paid by the Company and the portion paid by the executive) applicable to the executive’s basic life insurance coverage on his termination date and (2) 24 (provided that if a conversion option is applicable under the Company’s group life insurance program, the executive may, at his option, convert his basic life insurance coverage to an individual policy after his termination date by completing the forms required by the Company).

In addition, the Company at its sole expense shall take the following actions: (1) throughout the period beginning on the termination date and ending on the first to occur of the second anniversary of the termination date, or the date on which the executive becomes employed on a full-time basis by another person (the “Coverage Period”), the Company shall maintain in effect, and not materially reduce the benefits provided by the Company’s group health plan in which the executive was a participant immediately before the termination date; and (2) the Company shall arrange for the executive’s uninterrupted participation throughout the coverage period in the Company’s group health plan in which the executive was a participant immediately before the termination date; provided that if the executive’s participation after the termination date in such group health plan is not permitted by the terms of that plan, then throughout the Coverage Period, the Company (at its sole expense) shall provide the executive with substantially the same benefits that were provided to the executive by that plan immediately before the termination date.

Assuming that a Change in Control occurred during fiscal 2008 and each of the executives were terminated under the above-described circumstances effective as of January 31, 2009, the executives would be entitled to receive the following:

	2x Base &	Insurance	Health
	Bonus	Premiums	Coverage	Total
Name	($)	($)	($)	($)(1)

George Zimmer	2,432,032	4,998	18,816	2,455,846
Neill P. Davis	1,400,000	4,998	18,774	1,423,772
David H. Edwab	600,000	4,998	18,816	623,814
Douglas S. Ewert	1,700,000	4,998	17,052	1,722,050
Charles Bresler, Ph.D.	1,150,000	4,998	18,816	1,173,814

(1)	Does not include amounts earned or benefits accumulated due to continued service through January 31, 2009.

Each payment required to be made to an executive pursuant to the foregoing shall be made by check drawn on an account of the Company or the successor and shall be paid generally within 30 days after the date of termination; provided, however, that certain of the payments to be made to the executives under the Change in Control agreements may be deferred in order to comply with the requirements of section 409A of the Code. In the event that it is determined that any payment, benefit or distribution by the Company or its affiliates to or for the benefit of the executive (whether paid or payable, distributed or distributable, or provided or to be provided, pursuant to the terms of his Change in Control agreement or otherwise) would be nondeductible by the Company or any of its affiliates for federal income tax purposes because of section 280G of the Code then the aggregate present value of amounts payable or distributable to or for the benefit of the executive pursuant to his Change in Control agreement shall be reduced to an amount expressed in present value which maximizes the aggregate present value of agreement payments without causing any payment to be nondeductible by the Company or any of its affiliates because of section 280G of the Code.

Pursuant to the terms of the Change in Control agreements, an “Event of Termination for Cause” shall be deemed to have occurred if, after a Change in Control, the executive shall have committed:

•	gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•	an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•	intentional wrongful damage to property (other than of a de minimis nature) of the Company or any wholly-owned subsidiary;

•	intentional wrongful disclosure of secret processes or confidential information of the Company or any wholly-owned subsidiary which the executive believes or reasonably should believe will have a material adverse affect on the Company; or

•	an act leading to a conviction of a felony, or a misdemeanor involving moral turpitude.

No act, or failure to act, on the part of the executive shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by the executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated as a result of an “Event of Termination for Cause” under the agreement unless and until there shall have been delivered to the executive a certified copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors then in office (but excluding the executive from any such vote or determination if he is then a member of the Board of Directors) at a meeting of the Board of Directors called and held for such purpose, finding that, in the good faith opinion of the Board of Directors, the executive had committed an act set forth above and specifying the particulars thereof in detail.

Further, as defined in the Change in Control agreements, an “Event of Termination for Good Reason” shall occur if, on or after a Change in Control, the Company or the successor:

•	assigns to the executive any duties inconsistent with the executive’s position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company in effect immediately before the occurrence of the Change in Control or otherwise makes any change in any such position, authority, duties or responsibilities;

•	removes the executive from, or fails to re-elect or appoint the executive to, any duties or position with the Company that were assigned or held by the executive immediately before the occurrence of the Change in Control, except that a nominal change in the executive’s title that is merely descriptive and does not affect rank or status shall not constitute such an event;

•	takes any other action that results in a material diminution in the executive’s position, authority, duties or responsibilities or otherwise takes any action that materially interferes therewith;

•	reduces the executive’s annual base salary as in effect immediately before the occurrence of the Change in Control or as the executive’s annual base salary may be increased from time to time after that occurrence;

•	reduces the executive’s maximum annual bonus potential to an amount less than the executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”) or revises the bonus plan in any manner that materially adversely affects the executive’s ability to achieve the maximum annual bonus potential;

•	requires the executive:

•	to be based at any office or location more than thirty-five (35) miles from the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control, or

•	to travel on Company business to a materially greater extent than required immediately prior to the Change in Control;

•	requires the executive to perform a majority of his duties outside the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control for a period of more than 21 consecutive days or for more than 90 days in any calendar year;

•	fails to:

•	continue in effect any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement (such policies, plans, programs and arrangements collectively being referred to as the “Basic Benefit Plans”), including, but not limited to, any deferred compensation, supplemental executive retirement or other retirement income, stock option, stock purchase, stock appreciation, restricted stock, deferred stock unit, employee stock ownership or similar policy, plan, program or arrangement of the Company, in which the executive was a participant immediately before the occurrence of the Change in Control unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such Basic Benefit Plan promptly following the occurrence of the Change in Control, or

•	continue the executive’s participation in any Basic Benefit Plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the executive (which are in any event always subject to the terms of any applicable Basic Benefit Plan) and the level of the executive’s participation relative to other executives of the Company, as existed immediately before the occurrence of the Change in Control;

•	fails to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of the Company’s other executive benefit plans, policies, programs and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident or disability plans, in which the executive was a participant immediately before the occurrence of the Change in Control;

•	takes any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the executive by the Company immediately before the occurrence of the Change in Control or deprive the executive of any material fringe benefit enjoyed by the executive immediately before the occurrence of the Change in Control;

•	fails to provide the executive with the number of paid vacation days to which the executive was entitled in accordance with the Company’s vacation policy in effect immediately before the occurrence of the Change in Control;

•	fails to continue to provide the executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are (i) both commensurate with the executive’s responsibilities to and position with the Company immediately before the occurrence of the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other executives of the Company having comparable responsibility to the executive, or (ii) physically located at the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control;

•	fails to honor any provision of any employment agreement the executive has or may in the future have with the Company or fail to honor any provision of the Change in Control agreement;

•	gives effective notice of an election to terminate at the end of the term or the extended term of any employment agreement the executive has or may in the future have with the Company or the successor in accordance with the terms of any such agreement; or

•	purports to terminate the executive’s employment by the Company unless proper notice of that termination shall have been given to the executive.

In addition, pursuant to the terms of the Change in Control agreements, immediately upon the occurrence of a Change in Control, all options to acquire voting securities of the Company held by an executive shall become fully exercisable and all restrictions on any restricted voting securities of the Company granted to an executive prior to a Change in Control shall be removed and the securities shall be freely transferable. In addition, the award agreements between the Named Executive Officers and the Company related to the awards of deferred stock units provide that such units shall immediately vest upon a Change in Control. If a Change in Control occurred on January 31, 2009, the following awards would have vested for each of the Named Executive Officers which, based on the closing sales price of our Common Stock on January 30, 2009 (the last trading day of the fiscal year ended January 31, 2009), would have resulted in the indicated realized value to the Named Executive Officers:

			Restricted Stock and Deferred
	Option Awards		Stock Unit Awards
			Number of
	Number of	Value	Shares or	Value	Total Value
	Shares	Realized	Units	Realized	Realized
Name	(#)	($)	(#)	($)	($)

George Zimmer	—	—	—	—	—
Neill P. Davis	82,500	55,200	25,000	291,250	346,450
David H. Edwab	—	—	58,080	676,632	676,632
Douglas S. Ewert	225,000	—	35,000	407,750	407,750
Charles Bresler, Ph.D.	90,000	—	30,000	349,500	349,500

Finally, the Change in Control agreements provide that in the event that (i) prior to a Change in Control, our Board of Directors determines by a majority vote, or (ii) following a Change in Control, a court of competent jurisdiction determines by a final, non-appealable order, that an executive, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all (A) benefits payable or to be provided, or previously paid or provided, to the executive under his Change in Control agreement or (B) cash bonuses paid to the executive by the Company, or equity awards granted to the executive by the Company that vest, on or after the executive executed the Change in Control agreement will be forfeited to us on such terms as determined by the Board of Directors. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony or similar acts of dishonesty in the course of the executive’s employment with us which damaged the Company,

•	knowingly causing or assisting in causing our financial statements to be misstated or the Company to engage in criminal misconduct,

•	disclosing our trade secrets, or

•	violating the terms of any non-competition, non-disclosure or similar agreement with respect to us to which the executive is a party.

Employment Agreement

In addition to his Change in Control agreement, Mr. Edwab also has a employment agreement with the Company, which is more fully described under “Executive Compensation — Employment Agreement”. Mr. Edwab’s employment agreement would entitle him to receive the payments and benefits discussed below from us following his termination; provided, however, that if a Change in Control occurs prior to his termination, any payments and benefits which Mr. Edwab would be entitled to receive upon his termination will be governed solely by the terms of his Change in Control agreement as discussed above.

•	If Mr. Edwab were terminated for “cause”, we would be required to pay him those amounts owed to him under his Employment Agreement through the date of his termination.

•	If we terminated Mr. Edwab’s employment without “cause” or if he terminated his employment for “good reason” as of January 31, 2009, for a period of two years thereafter (i.e., January 31, 2011) we would be required to continue to:

•	pay his annual base salary of $300,000,

•	pay his annual insurance premium bonus, which would have been $62,466 as of January 31, 2009, and

•	provide all other benefits to which Mr. Edwab is entitled under the Employment Agreement, including disability, health and life insurance, the cost to us for a year being approximately $12,007,

resulting in Mr. Edwab receiving from us aggregate payments and benefits totaling $754,715 over the two-year period.

•	If Mr. Edwab’s employment was terminated as of January 31, 2009 due to his death, then we would be required to:

•	pay him all amounts owed to him under his Employment Agreement through the date thereof and

•	for a period of two years thereafter (i.e., until January 31, 2011) continue to provide all benefits to which he would have been entitled under the Employment Agreement (as described above),

resulting in Mr. Edwab receiving from us aggregate payments and benefits totaling $29,591 over the course of the covered periods.

•	If Mr. Edwab’s employment was terminated as of January 31, 2009 due to his permanent disability, then we would be required to:

•	pay him all amounts owed to him under his Employment Agreement through the date thereof and

•	for a period of two years thereafter (i.e., until January 31, 2011), continue to (1) pay his annual insurance premium bonus, which would have been $62,466 as of January 31, 2009 and (2) provide all benefits to which he would have been entitled under the Employment Agreement (as described above), resulting in Mr. Edwab receiving from us aggregate payments and benefits totaling $754,715 over the course of the covered periods.

In addition, if Mr. Edwab’s employment were to have been terminated for any reason other than for “cause” or by reason of voluntary termination as of January 31, 2009, 19,148 shares of restricted stock owned by Mr. Edwab would have immediately vested. Based on the closing sales price of our Common Stock on January 30, 2009 (the last trading day of the fiscal year ended January 31, 2009), such shares would have an aggregate value of $223,072.

DIRECTOR COMPENSATION

Our employee directors do not receive fees for attending meetings of the Board of Directors. In fiscal 2008, each of our non-employee directors received an annual retainer of $100,000; however, in response to the downturn in the economic environment and consistent with the Company’s cost-saving measures, for fiscal 2009, the non-employee directors’ annual retainer has been voluntarily reduced by 10% to $90,000. In addition, the Lead Director receives an annual retainer of $50,000, members of the Audit Committee receive an annual retainer of $10,000, or $20,000 for the Chairman of the Audit Committee, and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee receive an annual retainer of $10,000. Further, each person who is a non-employee director on the last business day of each of our fiscal years will be granted a number of restricted stock or deferred stock units, at the discretion of the Board of Directors, equal to $100,000 divided by the closing price of our Common Stock as reported on the New York Stock Exchange on the last trading day of such fiscal year. In addition, upon his or her appointment, any new director will receive a grant of restricted stock or deferred stock units, at the discretion of the Board of Directors, equal to $100,000 divided by the closing price of our Common Stock as reported on the New York Stock Exchange on the date such director is appointed or elected to the Board of Directors. All such awards shall be subject to the terms of the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”). All restrictions on the restricted stock lapse, and all deferred stock unit awards shall vest, one year after the date of grant or, if earlier, upon the occurrence of a change in control of the Company (as defined in the award agreements to be entered into between the Company and the directors under the 2004 Plan, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 28, 2009).

The following table summarizes compensation paid to each non-employee director during the fiscal year ended January 31, 2009:

							Change in
							Pension
							Value and
							Nonqualified
	Fees Earned					Non-Equity	Deferred
	or Paid	Stock		Option		Incentive Plan	Compensation	All Other
Name	in Cash	Awards		Awards		Compensation	Earnings	Compensation	Total
(a)	($)(b)	($)(1)(c)		($)(2)(d)		($)(e)	(f)	($)(5)(g)	($)(h)

Rinaldo S. Brutoco	110,000	39,377		13,278		—	—	420	163,075
Deepak Chopra, M.D.	100,000	39,377		13,278		—	—	420	153,075
Larry R. Katzen	110,000	52,607	(3)	18,754	(4)	—	—	525	181,886
Michael L. Ray, Ph.D.	110,000	39,377		13,278		—	—	420	163,075
William B. Sechrest	170,000	39,377		13,278		—	—	420	223,075
Sheldon I. Stein	110,000	39,377		13,278		—	—	420	163,075

Footnotes:

(1)	Includes expense recognized with respect to 1,500 restricted shares granted to director on February 1, 2008 that vested on February 1, 2009 and expense recognized with respect to 8,584 restricted shares granted to director on January 30, 2009 with vesting on January 30, 2010.

(2)	Represents expense recognized with respect to 1,500 stock options granted to director on February 1, 2008 with a weighted average option value of $8.90 per share. The fair value of the option is estimated on the date of grant using the Black Scholes option pricing model. The following weighted average assumptions were used for the grant: expected volatility of 36.52%, risk-free interest rate (U.S. Treasury five year notes) of 2.13%, dividend yield of 0.51% and an expected life of five years.

(3)	Includes expense recognized with respect to 1,500 restricted shares granted to director on April 10, 2007. The award vested on April 10, 2008.

(4)	Includes expense recognized with respect to 1,500 stock options granted to director on April 10, 2007 with a weighted average option value of $19.43 per share. The fair value of the options is estimated on the date of grant using the Black Scholes option pricing model. The following weighted average assumptions were used for the grant: expected volatility of 40.37%, risk-free interest rate (U.S. Treasury five year notes) of 4.63%, dividend yield of 0.46% and an expected life of five years.

(5)	Represents amount of dividend paid to the director on unvested restricted stock shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2002, we advanced $220,750 to Mr. Davis, Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer of the Company, to enable him to purchase a residence. At the beginning of fiscal 2008, Mr. Davis had a balance of $126,440. During 2008, Mr. Davis repaid the $126,440 balance of this advance and paid us $1,683 in interest. The average interest rate on the loan during fiscal 2008 was 2.0% per annum.

James E. Zimmer, George Zimmer’s brother, is and has been the Senior Vice President — Merchandising of the Company since 1975 and is compensated in line with other similarly situated employees of the Company, except that historically he has not received awards under our equity plans. James Zimmer’s base salary and bonus equaled $353,331 for the fiscal year ended January 31, 2009.

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we or any of our subsidiaries are a participant, (ii) any related person has a direct or indirect interest and (iii) the amount involved exceeds $50,000. The Compensation Committee is responsible for reviewing, approving and ratifying any related person transaction. The Compensation Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, in each of the last two fiscal years in each of the following categories were:

	Fiscal Year
	2008	2007

Audit Fees(1)	$918,100	$986,000
Audit Related Fees(2)	122,400	102,100
Tax Fees(3)	73,600	305,900
All Other Fees(4)	2,100	1,600

	$1,116,200	$1,395,600

(1)	Audit fees consist of audit work performed in connection with the annual financial statements, assessment of our internal control over financial reporting, the reviews of unaudited quarterly financial statements as well as work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters and review of documents filed with the Securities and Exchange Commission.

(2)	Audit related services represent fees for audits of our employee benefit plans.

(3)	Tax services include fees for a variety of federal, state and international tax consulting projects and tax compliance services.

(4)	These fees for other services consist of fees for accounting research tools.

The Audit Committee has considered whether non-audit services provided by D&T to us are compatible with maintaining D&T’s independence.

The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our independent registered public accounting firm to us or any of our subsidiaries. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, currently Mr. Sechrest. There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during fiscal 2008.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

D&T has served as our independent registered public accounting firm providing auditing, financial and tax services since their engagement in fiscal 1992. At present, the Audit Committee intends to continue the appointment of D&T as our independent registered public accounting firm for the fiscal year ending January 30, 2010. In determining to appoint D&T, the Audit Committee carefully considers D&T’s past performance for the Company, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

Representatives of D&T are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

We are asking our shareowners to ratify the selection of D&T as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2010 must be received by us at our corporate offices, 6380 Rogerdale Road, Houston, Texas 77072-1624, attention: Investor Relations, or via facsimile at (281) 776-7060, no later than January 22, 2010, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The Company’s Third Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company (6380 Rogerdale Road, Houston, Texas 77072-1624), no later than the close of business on the 90th day (which for the 2010 meeting would be March 25, 2010) nor earlier than the 120th day (which for the 2010 meeting would be February 23, 2010) prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 60 days (which for the 2010 meeting would be August 22, 2010) after the anniversary date of the immediately preceding annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first disclosed to the public by the Company. In the event that the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the immediately preceding annual meeting, a shareholder’s required notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

To be in proper form, a shareholder’s notice must set forth the following items:

•	If the shareholder proposes to nominate a person for election as a director, the notice must set forth:

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and

•	a completed and signed questionnaire, representation and agreement as required by the Company’s Third Amended and Restated Bylaws.

•	If the shareholder proposes to bring any other matter before the Annual Meeting, the notice must set forth:

•	a brief description of the business desired to be brought before the Annual Meeting,

•	the reasons for conducting such business at the Annual Meeting,

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment),

•	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and

•	a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

•	In either case, the notice must also set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

•	the name and address, as they appear on the Company’s books, of such shareholder proposing such proposal, and of such beneficial owner, if any,

•	(1) the class or series and number of shares of the Company which are directly or indirectly owned beneficially or of record by such shareholder and by such beneficial owner, (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the shareholder of record as of the record date), (3) any short interest in any security of the Company (as such term is defined in Section 2.05 of the Company’s Third Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3) , as of the date of such notice and including, without limitation, any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household,

•	any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder,

•	a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

•	a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The Company may also require any proposed nominee for director to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Company, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company; and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

OTHER MATTERS

Our management knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies in the accompanying form will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies by telephone, telegram or personal interview.

PROXY	PROXY
THE MEN’S WEARHOUSE, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2009
Notice of Internet Availability of Proxy Material:
     The accompanying proxy statement, a form of proxy card and a copy of our 2008 Annual Report to Shareholders are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=109554&p=irol-sec
     The undersigned shareholder of The Men’s Wearhouse, Inc. (the “Company”) hereby appoints George Zimmer and David Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., Pacific daylight time, on Tuesday, June 23, 2009, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California, and at any adjournment or adjournments thereof.
1.	Election of Directors:

☐ FOR all nominees listed, except as indicated to the contrary below	☐ WITHHOLD AUTHORITY to vote for election of all nominees
Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Deepak Chopra, M.D., William B. Sechrest and Larry R. Katzen.
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

2.	To ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.
(Continued, and to be signed on reverse side)

     This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSAL 2. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Dated	, 2009

Signature of Shareholder

Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE
AND RETURN IMMEDIATELY

THE MEN’S WEARHOUSE, INC.
PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2009
Notice of Internet Availability of Proxy Material:
     The accompanying proxy statement, a form of proxy card and a copy of our 2008 Annual Report to Shareholders are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=109554&p=irol-sec
     The Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) recommends a vote “FOR” each of the nominees listed on the reverse side and proposal 2. Please provide voting instructions by marking your choices on the reverse side.
1.	Election of Directors:

☐ FOR all nominees listed, except as indicated to the contrary below	☐ WITHHOLD AUTHORITY to vote for election of all nominees
Nominees: George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Deepak Chopra, M.D., William B. Sechrest and Larry R. Katzen.
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

2.	To ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(Continued, and to be signed on reverse side)

     The shares allocated to your account in the Company’s 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES AND PROPOSAL 2. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Dated	, 2009

Signature of Shareholder

Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE
AND RETURN IMMEDIATELY

THE MEN’S WEARHOUSE, INC.

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2009

Notice of Internet Availability of Proxy Material:

The accompanying proxy statement, a form of proxy card and a copy of our 2008 Annual Report to Shareholders are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=109554&p=irol-sec

The Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) recommends a vote “FOR” each of the nominees listed below and proposal 2. Please provide voting instructions by marking your choices below.

1.	Election of Directors:

☐	FOR all nominees listed, except as indicated to the contrary below	☐	WITHHOLD AUTHORITY to vote for election of all nominees

Nominees:  George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Deepak Chopra, M.D., William B. Sechrest and Larry R. Katzen.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

2.	To ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued, and to be signed on reverse side)

The undersigned, as a named fiduciary for voting purposes, hereby directs Wells Fargo, N.A. as Trustee for The Men’s Wearhouse, Inc. Employee Stock Ownership Plan (“the Plan”) to vote all shares of common stock of The Men’s Wearhouse, Inc. allocated to my account as of May 6, 2009 as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND PROPOSAL 2. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

I understand that I am to mail this confidential voting instruction card to Wells Fargo Bank, N.A. acting as tabulation agent and that my instructions must be received by Wells Fargo, N.A. no later than midnight on June 18, 2009. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document.

Dated   , 2009

Signature of Shareholder

Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE AND
RETURN IMMEDIATELY

THE MEN’S WEARHOUSE, INC.

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2009

Notice of Internet Availability of Proxy Material:

The accompanying proxy statement, a form of proxy card and a copy of our 2008 Annual Report to Shareholders are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=109554&p=irol-sec.

The Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) recommends a vote “FOR” each of the nominees listed below and proposal 2. Please provide voting instructions by marking your choices below.

1.	Election of Directors:

☐	FOR all nominees listed, except as indicated to the contrary below	☐	WITHHOLD AUTHORITY to vote for election of all nominees

Nominees:  George Zimmer, David H. Edwab, Rinaldo S. Brutoco, Michael L. Ray, Ph.D., Sheldon I. Stein, Deepak Chopra, M.D., William B. Sechrest and Larry R. Katzen.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON’S NAME IN THE SPACE PROVIDED BELOW.)

2.	To ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(Continued, and to be signed on reverse side)

The shares allocated to your account in the Company’s Employee Stock Discount Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND PROPOSAL 2. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Dated   , 2009

Signature of Shareholder

Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.

PLEASE MARK, SIGN, DATE AND
RETURN IMMEDIATELY